FORM OF STOCK OPTION AGREEMENT
               For the Purchase of Certain Shares of Common Stock,
                            $.01 par value per share
                                       of
                            Finlay Enterprises, Inc.
                                      Among
                      THE 1989 THOMAS H. LEE NOMINEE TRUST,
                                  THOMAS H. LEE
                                       and
                                   "OPTIONEE"


                  THE OPTION REPRESENTED BY THIS AGREEMENT HAS
                  NOT BEEN REGISTERED UNDER THE SECURITIES ACT
                   OF 1933, AS AMENDED. IT MAY NOT BE SOLD OR
                  TRANSFERRED IN THE ABSENCE OF REGISTRATION OR
                     AN EXEMPTION THEREFROM UNDER SAID ACT.

                                OPTION AGREEMENT

         Agreement dated as of May 26, 1993 by and among the 1989 Thomas H. Lee Nominee Trust (the "Trust"), Thomas H. Lee ("Lee") and ___________ of ___________("Optionee").
         WHEREAS, the Trust purchased 162,892 shares of the Common Stock, $.01 par value per share (the "Lee Shares") of Finlay Enterprises, Inc., a Delaware corporation (the "Company"), pursuant to a Stock Purchase Agreement dated as of May 26, 1993;
         WHEREAS, Lee is the sole beneficiary of the Trust; and WHEREAS, the Trust has agreed, subject to the terms and conditions of this Agreement, to grant Optionee an option to purchase ___________ Lee Shares and Optionee has agreed to accept such option.
         ACCORDINGLY, in consideration of one dollar ($1.00) and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Trust, the parties hereto agree as follows:
         1. Grant of Option. The Trust hereby grants Optionee an Option (the "Option") to purchase an aggregate of ___________ Lee Shares.
         2. Exercise Price. The exercise price for the Lee Shares (the "Exercise Price") covered by the Option shall be $4.88 per share, which Exercise Price shall be equitably adjusted in the event of any stock split, combination, reclassification or other similar event.
         3.       Time and Manner of Exercise.
         (a) Subject to the provisions of this Section 3, termination as set forth in Section 5 hereof and the mandatory exercise and co-sale provisions set forth in Section 12 hereof, the Option shall be exercisable as follows:

          (i) during the first twelve (12) months from the date hereof, the Option may be exercised as to twenty-five percent (25%) of the Lee Shares covered thereby;

          (ii) after twelve (12) months from the date hereof, the Option may be exercised as to fifty percent (50%) of the Lee Shares covered thereby;

          (iii)after twenty-four (24) months from the date hereof, the Option may be exercised as to seventy-five percent (75%) of the Lee Shares covered thereby; and

          (iv) after thirty-six (36) months from the date hereof, the Option may be exercised as to all of the Lee Shares covered thereby.

        (b) In the event that the Trust requests the holder of the Option to exercise the Option pursuant to Section 12 hereof, the Option shall accelerate and vest effective as of the date of the notice of such request and the Option shall thereupon become immediately exercisable to the extent required in connection with such request.
        (c) If there is either (i) a sale of all of the issued and outstanding capital stock of the Company or of all or substantially all the assets of the Company or (ii) an underwritten offering of securities of the Company to the public pursuant to a registration statement (other than on Form S-4, Form S-8 or some other special or limited purpose form) filed under the Securities Act of 1933, as amended (the "Securities Act"), the Option shall accelerate and vest and become fully exercisable as of the effective date of the events specified in the preceding clauses (i) or (ii).
        (d) To the extent that the right to exercise the Option has accrued and is in effect, the Option may be exercised in full at one time or in part from time to time by Optionee at any time during which Lee or the Trust retains ownership of the Lee Shares by giving written notice of such exercise to the Trust in the form of Exhibit A hereto stating the number of Lee Shares with respect to which the Option is being exercised, accompanied by payment in full, in cash or by certified check, of the Exercise Price for all of the Lee Shares covered by the Option; provided, however, that such exercise shall only be permitted at any one time as to Lee Shares having an aggregate fair market value of more than $50,000 at the time of exercise or as to all of the remaining Lee Shares as to which the Option is then exercisable if the aggregate fair market value of said Shares is less than $50,000 at time of exercise. Upon receipt of such notice of exercise and payment in full of the Exercise Price, the Trust shall, within ten (10) days, instruct the Company and its transfer agent, if any, to transfer to Optionee the number of Lee Shares specified in the notice of exercise, and shall execute and deliver to the Company and its transfer agent, if any, certificates, stock powers, and other instruments of assignment as may be reasonably required in order to reflect and confirm the transfer and assignment of such Lee Shares to Optionee.
        4. Withholding Tax. If, in connection with the grant or exercise of the Option hereunder, either Lee or the Trust should determine in their sole discretion that any federal or state withholding tax must be paid, Optionee agrees on behalf of himself and his legal successors, upon the written request of either Lee or the Trust, to pay any such withholding tax in full in the amount determined by Lee or the Trust, as the case may be, in cash or certified check, to the Thomas H. Lee Company for payment to the appropriate taxing authority. Such withholding payment shall be paid within three (3) business days from the receipt of the notice that such a withholding tax payment is due.
        5. Term of Option. This Option shall terminate ___________ years from the date hereof, subject to earlier termination as hereinafter set forth in this Section 5:
                (a)      In the event that Optionee ceases to ___________ the
Thomas H. Lee Company or one of its controlled affiliates, the Option may be exercised prior to the expiration of the ___________ year term of the Option as to the Lee Shares that are fully vested on the date of such termination but the Option shall terminate as to all Lee Shares that have not vested as of the date of such termination.
                (b) In the event of the death of  Optionee,  the  Option  may be exercised prior to the expiration of the ___________ year term of the Option as to the Lee Shares that are fully vested on the date of death, by the estate of Optionee or by any person or persons who acquire the right to exercise the Option by bequest or inheritance or by reason of the death of Optionee, but the Option shall terminate as to all Lee Shares that have not vested as of the date of death.
        6. Reservation of Shares. The Trust shall at all times during the term of the Option reserve and keep available such number of Lee Shares as will be sufficient to satisfy the requirements of the Option; provided that the Trust may pledge the Lee Shares to a financial institution. Until the Option has been duly exercised in accordance with the terms hereof, the Trust shall continue to have all rights as the holder of the Lee Shares held by it, and Optionee shall not have any of the rights of a stockholder in respect of the Lee Shares until a certificate or certificates therefor shall be delivered to him upon due exercise of the Option.
        7. Representations and Covenants of the Trust and Lee. The Trust warrants and represents that it is the sole owner of the Lee Shares held by it. The Trust further warrants and represents that the Lee Shares are now, and at all times during the term of the Option shall be, free of all encumbrances, except for those imposed by (i) a pledge of the Lee Shares, (ii) Section 12 hereof, (iii) the Stockholders' Agreement, as defined in Section 10 below, or
(iv) certain stock option agreements entered into by Lee with Thomas H. Lee Company employees or consultants concerning the Lee Shares in a form similar to this Agreement; provided, however, that the representations and warranties contained in this Section 7 shall not apply to any Lee Shares transferred to Thomas H. Lee Company employees or consultants. Lee covenants and agrees to cause the Trust to recognize and honor the rights of the holder of the Option hereunder and to comply with the terms hereof in the same manner as Lee with respect to the Lee Shares held by the Trust.
        8. Non-Transferability. The right of Optionee to exercise the Option shall not be assignable or transferable by him except that any pledge to a recognized financial institution or any sale, assignment, gift or other disposition of the Option by Optionee for the benefit of the spouse or children of Optionee and any transfer of the Option between Optionee and trustees of a trust for the benefit of Optionee, his spouse or children shall be permitted. If any such pledge, sale, assignment, gift or other disposition is made, the Option shall in all respects and at all times be subject to all of the terms, conditions and provisions of this Agreement, including, without limitation, the mandatory exercise and co-sale provisions set forth in Section 12 hereof.
        No sale, transfer, assignment, mortgage, pledge, bequest, gift, or transfer by descent, by virtue of any execution or order of court or by operation of law, or any other disposition, of the Option in violation of, or contrary to, any of the terms, conditions or provisions hereof, shall be valid, but every purchaser, assignee, transferee, mortgagee, pledgee, legatee, donee and holder of the Option otherwise than in accordance with this Agreement shall in all respects and at all times be subject to all of the terms, conditions and provisions of this Agreement.
        Except as hereinabove provided, the Option shall be null and void and without effect upon any attempted assignment or transfer including without limitation, any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, trustee process or similar process, whether legal or equitable, upon the Option.
        9. Delivery of Investment Representation. Notwithstanding any other provision hereof, the Trust shall be under no obligation to cause or direct the transfer of the Lee Shares with respect to which the Option has been exercised, and the Company shall be under no obligation to make any transfer of such Shares, unless and until Optionee shall give a written representation to the Trust, to the Company, or to both of them, substantially in the form attached hereto as Exhibit A, that Optionee is acquiring the Lee Shares transferred to him upon exercise of the Option for investment and not with a view to, or for sale in connection with, the distribution of any such Lee Shares in violation of applicable federal or state securities laws, and that he will make no transfer of the same except in compliance with the Securities Act and the rules and regulations promulgated thereunder as then in force, and the Company may place an "investment legend" upon any certificate for the Lee Shares transferred to Optionee by reason of such exercise.
        10. Execution of Shareholders' Agreement. Optionee acknowledges that, in connection with his prior or future purchase of shares of the Common Stock, $.01 par value per share, of the Company, he has previously executed and delivered to the Company a counterpart signature page to the Stockholders' Agreement, dated as of May 26, 1993, as amended through the date hereof (the "Stockholders' Agreement"), by and among the Company and the Purchasers named therein. Optionee further agrees that all Lee Shares acquired by him upon exercise of the Option will be subject to the terms and conditions of the Stockholders' Agreement.
        11. Adjustments Upon Changes in Capitalization. In the event that the Lee Shares are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination of shares or dividend payable in capital stock, appropriate adjustments shall be made in the number and kind of shares as to which this Option shall be exercisable, to the end that the proportionate interest of Optionee in the Lee Shares shall remain as before the occurrence of such event; such adjustment in the Option shall be made without change in the total price applicable to the unexercised portion of the Option and with a corresponding adjustment in the Exercise Price per share.
        12.     Exit Right/Mandatory Exercise and Co-Sale.
        (a) In the event that the Trust should propose to sell, exchange or otherwise dispose of the Lee Shares held by it at any time during the term of the Option or subsequent to its exercise by Optionee, the Trust shall give Optionee reasonable notice of such sale and a reasonable opportunity to exercise the Option, if it has not yet been exercised, and to participate in any such sale. Optionee shall have the right to join in such sale at the same price per share, on the same terms, to the same extent (in terms of the percentage of Common Stock held) and to the same buyer; provided, however, that the rights and obligations of clause (a) of this Section 12 shall not apply to a transfer of Lee Shares to Thomas H. Lee Company employees or consultants or a person who has acquired the rights of any such employee or consultant by reason of the death of any such employee or consultant.
        (b) In the event that (i) a pledgee of Lee Shares forecloses upon Lee Shares that have been pledged to such pledgee and such pledgee does not recognize the rights of the holder of the Option hereunder or (ii) the Trust does not recognize the rights of the holder of the Option upon the due exercise thereof, then Lee shall be personally obligated to pay and shall pay to such holder an amount equal to the net fair market value of the Lee Shares covered by the Option; provided, however, that any such payment shall be subject to the withholding tax provisions set forth in Section 4 hereof. For purposes of this clause (b) of this Section 12, "net fair market value" shall be deemed to be the difference between the exercise price per share of the Lee Shares covered by the Option and the price per share paid, or deemed to have been paid, by the pledgee with respect to the Lee Shares upon foreclosure.
        (c) Upon the Trust's written request set forth in the Trust's notice of sale, Optionee shall be obligated to exercise the Option and join in any sale (including without limitation the sale of Lee Shares to a pledgee upon foreclosure) at the same price, on the same terms, to the same extent (in terms of the percentage of Common Stock held) and to the same buyer; provided further that, except with respect to the sale of Lee Shares to a pledgee, Optionee shall not have any obligation hereunder if and to the extent the sale is not at arm's length.
        (d) If the holder of the Option does not exercise the Option and participate in a sale as provided in clause (c) of this Section 12, then the Option shall automatically terminate as of the date of any such sale with respect to the number of Lee Shares that could have been included in such sale by the holder of the Option and the Optionee shall have no further rights, obligations or liabilities with respect to the Option or to Lee Shares that could have been included in such sale upon exercise of the Option.
        13. Withdrawal of Lee Shares from Trust. Lee covenants and agrees that if any of the Lee Shares are transferred, distributed or released to Lee by the Trust, such Lee Shares shall remain subject to the terms and conditions of this Agreement and Lee shall promptly execute and deliver any documents or instruments necessary to grant to the Optionee the rights afforded by this Agreement.
        14. Notices. All notices required hereunder or given pursuant hereto shall be effective when delivered by hand or mailed by certified mail addressed as follows:

        If to the Trust to:                     Thomas H. Lee Nominee Trust
                                                State Street Bank & Trust
                                                  Company of Connecticut, N.A.
                                                750 Main Street, Suite 1114
                                                Hartford, CT  06103
                                                Attention:  Virginia Glunt

        If to Lee to:                           Thomas H. Lee Company
                                                75 State Street
                                                Boston, Massachusetts  02109
                                                Attention:  Thomas H. Lee

        With copies in each case to:            Charles W. Robins
                                                Hutchins & Wheeler
                                                101 Federal Street
                                                Boston, Massachusetts  02110

        If to Optionee to:                      Optionee
                                                c/o Thomas H. Lee Company
                                                75 State Street
                                                Boston, Massachusetts  02109


unless and until notice of another or different address shall be given as provided herein.
        15. Modification. This Agreement constitutes the entire Agreement between the parties hereto with regard to the subject matter hereof, superseding all prior understandings and agreements, whether written or oral. This Agreement may not be amended or revised except by a writing signed by the parties.
        16. Governing Law. This Agreement shall be construed under and governed by the laws of the Commonwealth of Massachusetts.


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        IN WITNESS WHEREOF, the parties hereto have set their hands under seal as of the date first above written.

                                   State Street Bank & Trust Company of
                                   Connecticut, N.A., not personally but as Trustee for the 1989 Thomas H. Lee Nominee Trust




                                   Title:




                                   Thomas H. Lee


                                   Optionee:

                                    Exhibit A

                                     [Date]



The 1989 Thomas H. Lee Nominee Trust
State Street Bank & Trust Company of Connecticut, N.A.
750 Main Street, Suite 1114
Hartford, CT  06103
Attention:  Virginia Glunt

Finlay Enterprises, Inc.
c/o Thomas H. Lee Company
75 State Street
Boston, MA  02109
P
ATTN:  President

Re:     Notice of Option Exercise

Gentlemen:

        Reference is made to the Stock Option Agreement dated as of May 26, 1993, by and among the 1989 Thomas H. Lee Nominee Trust (the "Trust"), Thomas H. Lee ("Lee") and [ Name of Optionee ] ("Optionee"). The Option Agreement pertains to the Trust's grant to Optionee of an option to acquire from the Trust shares of the Common Stock, par value $.01 per share, (the "Shares") of Finlay Enterprises, Inc. (the "Company") at the Exercise Price of $4.88 per share with respect to the Lee Shares. Capitalized terms used as defined terms herein, unless otherwise defined, shall have the same meaning assigned to them in the Option Agreement.

        Pursuant to Section 3(d) and Section 13 of the Option Agreement, Optionee hereby gives notice to Lee and the Trust of optionee's exercise of the Option with respect to Lee Shares. Lee and the Trust hereby acknowledge receipt of such written notice from Optionee pursuant to Section 3(d) of the Option Agreement. Concurrently with his delivery of this notice of option exercise, Optionee has hereby delivered to the Thomas H. Lee Company (i) the aggregate Exercise Price of $ and (ii) the required Federal and state withholding taxes in the amounts of $ and $ respectively, with respect to the Lee Shares.

        In connection with the foregoing option exercise, the undersigned hereby represents and warrants that he is purchasing said Shares with his own funds for his own account for investment and not with a view to, or for sale in connection with, any distribution thereof in violation of applicable Federal or state securities laws and that he will make no transfer of the same except in compliance with the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder as then in force (the "Securities Act"). The undersigned understands that you are relying upon such representation and warranty in allowing the issuance and sale of said Shares to the undersigned without registering the same under the Securities Act. In view of the undersigned's representation and warranty, he agrees that there may be affixed to the certificate for the Shares to be issued to the undersigned and to all certificates issued hereafter representing such Shares (until in the opinion of counsel, which opinion must be satisfactory to your counsel, it is no longer necessary or required) a legend as follows:

                               TRANSFER RESTRICTED

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS, INCLUDING RESTRICTION ON TRANSFER, OF A STOCKHOLDERS" AGREEMENT DATED AS OF MAY 26, 1993, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

        THE SALE, TRANSFER OR OTHER DISTRIBUTION OF THE SHARES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY APPLICABLE STATE SECURITIES LAWS, AND SUCH SALE, TRANSFER OR DISTRIBUTION MAY NOT BE MADE UNLESS REGISTERED UNDER THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM IS AVAILABLE.

        The undersigned acknowledges that he has been informed by you that:

        1. As the Shares to be acquired by the undersigned are unregistered, they must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available;

        2. Routine sales of these securities made in reliance upon Rule 144 under the Securities Act can be made only in limited amounts in accordance with the terms and conditions of that Rule and, in the case of sales to which that Rule is not applicable, compliance with Regulation A or some other disclosure exemption under the Securities Act will be required;

        3. The availability of Rule 144 is dependent upon adequate current public information with respect to the Company being available and, at the time the undersigned may desire to make a routine trading transaction pursuant to the Rule, the Company may not be able to comply with such requirement; and

        4. The Company is under no obligation to register the Shares or to comply with Regulation A or any other exemption under the Securities Act or to supply information necessary to permit routine sales under Rule 144.



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                                SIGNATURE PAGE TO
                            NOTICE OF OPTION EXERCISE


                                   Sincerely,




                                   [Employee]

                                   Lee Shares Remaining Under Option: